Phone: 800-213-0689	Ms. Briana L. Erickson
www.newenergytechnologiesinc.com	New Energy Technologies, Inc.
9192 Red Branch Road, Suite 110
Columbia, MD 21045
Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Debuts Largest SolarWindow™ Of-its-Kind Capable of Generating Electricity

Columbia, MD – February 1, 2011 – New Energy Technologies, Inc. (OTCBB: NENE), today announced that researchers have successfully developed a first-generation 12”x12” working prototype of the Company’s SolarWindow™ technology, capable of generating electricity on see-thru glass.  Compared with its 4”x4” predecessor, unveiled in September 2010, today’s debut marks a significant achievement for the Company as it continues to work towards producing a commercially marketable product.

Today’s prototype achievement marks a 300% increase in size over its predecessor, and is the first-ever working SolarWindow™ of its dimension.  Researchers fabricated this prototype using New Energy’s patent-pending process for ‘spraying’ the Company’s electricity-generating coatings directly onto glass, eliminating expensive and often cumbersome high-temperature or high-vacuum production methods typically used by current solar manufacturers.

“This important milestone event brings our SolarWindow™ technology yet another step closer to the residential and commercial end-user,” stated Mr. John Conklin, President and CEO of New Energy Technologies, Inc.  “We continue to pursue an aggressive product development program, working to improve, among other things, solar cell efficiency, power output, durability, manufacturability, and further scale-up.”

The Company’s latest ‘scale-up’ accomplishment follows on the heels of several important business and scientific achievements, including:

•	Obtaining exclusive worldwide commercial license to numerous patent filings and inventions important to achieving transparency and ease of manufacturing of SolarWindow™;
•
Third-party validation of the Company’s power production output model, necessary for providing potential customers with a performance and economic model for calculating cost-savings associated with the application of SolarWindow™ to building facades;

•	Development of new SolarWindow™ materials, which could lead to improved efficiency, lower production costs and enhanced future commercial manufacturability;
•	Development of numerous compounds, processes, and applications which allow for New Energy’s electricity-generating coatings to remain see-thru, and be applied by spray; and
•	Bolstering of the Company’s management team and Scientific Advisory Board.

There are nearly 5 million commercial buildings in America, according to the Energy Information Administration, and more than 80 million single detached homes. New Energy’s SolarWindow™ technology is under development for commercial application in such buildings.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

●
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

●
SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.